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                                                                   EXHIBIT 24.1

                               POWER OF ATTORNEY

  WHEREAS, True North Communications Inc., a Delaware corporation (the "Corporation"), proposes to purchase all or substantially all of the assets of BP Tierney & Associates, Inc. in exchange for cash and for shares of Common Stock of the Corporation.

  WHEREAS, in order to register such shares, the Corporation proposes to file shortly with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-3 (the "Registration Statement") with respect to such shares of Common Stock which may be sold, from time to time, by certain selling stockholders for their respective accounts;

  NOW THEREFORE, each person whose signature appears below constitutes and appoints Bruce Mason, Donald L. Seeley and Theodore J. Theophilos, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign the Registration Statement or amendments (including post-effective amendments) thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

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
                   NAME                                     DATE SIGNED
                   ----                                     -----------


      /s/ Charles D. Peebler, Jr.                         April 21, 1998
___________________________________________
          Charles D. Peebler, Jr.

        /s/ Richard S. Braddock                           April 16, 1998
___________________________________________
            Richard S. Braddock

           /s/ David A. Bell                              April 13, 1998
___________________________________________
               David A. Bell

      /s/ Donald M. Elliman, Jr.                          April 14, 1998
___________________________________________
          Donald M. Elliman, Jr.

         /s/ W. Grant Gregory                             April 19, 1998
___________________________________________
             W. Grant Gregory

       /s/ Leo-Arthur Kelmenson                           April 14, 1998
___________________________________________
           Leo-Arthur Kelmenson

         /s/ Richard P. Mayer                             April 13, 1998
___________________________________________
             Richard P. Mayer

         /s/ Michael E. Murphy                            April 12, 1998
___________________________________________
             Michael E. Murphy

          /s/ J. Brendan Ryan                             April 10, 1998
___________________________________________
              J. Brendan Ryan

        /s/ Stephen T. Vehslage                           April 23, 1998
___________________________________________
            Stephen T. Vehslage
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